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               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           PRECISE TECHNOLOGY, INC.

       (Originally incorporated under the name KDI Auto-Trol Corporation)

     Precise Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 14, 1969. Certificates of Amendment of the Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on April 10, 1970, June 22, 1987, February 16, 1988, November 5, 1992 and July 25, 1994.
Certificates of Ownership & Merger were filed with the Secretary of State of the State of Delaware on April 19, 1983, January 24, 1986 and April 19, 1990.

     2. Immediately prior to this amendment of the Certificate of Incorporation of the Corporation, as hereinbelow set forth, the Corporation had authority to issue an aggregate of one thousand five hundred (1,500) shares, of which one thousand (1,000) shares, without par value, were designated "Common Stock," and five hundred (500) shares, without par value, were designated "9-1/2% Preferred Stock," having a stated value of Ten Thousand Dollars ($10,000) per share.

     3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by:

          a. Authorizing the issuance and designating the terms of an aggregate of 2,000 shares, of which 1,000 shares, with no par value, shall be designated "Common Stock" and 1,000 shares, with no par value but with a stated value of Ten Thousand Dollars ($10,000) per share shall be designated "Serial Preferred Stock," in Article FOURTH;

          b. Changing the address of the registered agent in Article SECOND;



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          c. Deleting Article FIFTH, which contained the name of the sole incorporator, and conforming the remaining Articles accordingly; and

          d. Adding Article TENTH pertaining to the action required on matters on which stockholders are entitled to vote.

     4. The text of the Certificate of Incorporation is amended and restated hereby to read as herein set forth in full:

     FIRST.The name of the Corporation is PRECISE TECHNOLOGY, INC.


     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.The nature of the business or purposes to be conducted or promoted is:

          To manufacture, compound, produce, purchase or otherwise acquire; to own, hold, use, develop and otherwise deal in and with; to sell at wholesale and retail, mortgage, pledge, lease, license the use of and otherwise dispose of metals, alloys, and by-products, materials commonly known as plastics, including but without limitation thereto, bitumens, casein, cellulose and natural and synthetic resins, and all other similar materials, products and by-products, and all articles composed in whole or in part of plastic or natural materials and the machinery, equipment, supplies, molds and appliances used or useful in the manufacture, processing, production, packaging and marketing of any of the foregoing.

          To engage in the business of advisors, consultants, and managers in all branches of business, and to contract for, acquire, plan, maintain, manage, cooperate with, and assist in the maintenance and operation of business enterprises of any and every kind, and to own, manage, assist, finance, supervise and otherwise deal with corporations, associations, businesses, financial and other enterprises of all kinds.

          To buy, sell, mind, manage, operate, hold and deal in and with real and personal property of every kind and description.

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


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          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interests issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, enforce, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

          To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated.

          In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of


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     Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

          The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     FOURTH. The Corporation shall have authority to issue 1,000 shares of Common Stock, without par value, and 1,000 shares of Serial Preferred Stock, without par value but with a stated value of Ten Thousand Dollars ($10,000) per share.

A.   Serial Preferred Stock

     The Board of Directors is hereby empowered to cause the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (1)-(8) of this paragraph A as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

     The shares of the Serial Preferred Stock of different series may vary as to:

     (1) the number of shares constituting such series and the designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes;

     (2) the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, the extent of participation rights, if any, and the priority in payment of dividends;

     (3) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate acts;

     (4) the price at and the terms and conditions on which shares may be redeemed;


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     (5) the amount payable upon shares and the priority of payment in event of involuntary liquidation;

     (6) the amount payable upon shares and the priority of payment in event of voluntary liquidation;

     (7) any sinking fund provisions for the redemption or purchase of shares;
and

     (8) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.


     The shares of all series of Serial Preferred Stock shall be identical except as, within the limitations set forth above in this Section A, shall have been fixed and determined by the Board of Directors prior to the issuance thereof. Except as specifically set forth in any Certificate of Serial Designation filed with the Secretary of State of the State of Delaware or as required by the Delaware General Corporation Law, none of the shares of any series of Serial Preferred Stock shall have any right to vote on any matters.

B.   Common Stock.

     (1) Dividends. The holders of the Common Stock shall be entitled to receive, out of funds legally available therefor, cash dividends and dividends payable in property other than securities of the Corporation only at such time as all dividends on the Serial Preferred Stock through the record date of any such Common Stock dividend have been paid in full.

     (2) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, after distribution in full to the holders of Serial Preferred Stock of their preferred liquidation payments, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation.


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     (3) Voting Rights. Except as may be otherwise required by law or the
Certificate of Incorporation of the Corporation, as amended, each share of Common Stock shall have one (1) vote on all matters voted upon by the stockholders.

     FIFTH.The Corporation is to have perpetual existence.

     SIXTH.In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     To make, alter or repeal the by-laws of the Corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


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     When and as authorized by the affirmative vote of the holders of a majority of stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

     SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code to order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the


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creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the sutures) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     NINTH. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all fights conferred upon stockholders herein are granted subject to this reservation.

     TENTH. Notwithstanding any provision of the General Corporation Law of the State of Delaware now or later in force that requires for any purpose the affirmative vote or consent of more than a majority of the holders of shares of the Corporation or of any class, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of the shares that entitle them to exercise the majority of the voting power of the Corporation or, if required by law, any class.

     5. This Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholder in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, said Corporation has caused this Amended and Restated
Certificate of Incorporation to be signed by John R. Weeks, its President, and Richard C. Hoffman, its Assistant Secretary, this 29th day of March, 1996.


                                         /s/ John R. Weeks
                                         ---------------------------------------
                                         John R. Weeks, President



                                         /s/ Richard C. Hoffman
                                         ---------------------------------------
                                         Richard C. Hoffman, Assistant Secretary


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